UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 26, 2010

Analysts International Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota		55435-3000
(Address for principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                                             Material Modification to Rights of Security Holders.

On February 26, 2010, Analysts International Corporation (the “Company”) amended its Articles of Incorporation to effect a one-for-five reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.10 per share (the “Common Stock”) by filing Articles of Amendment with the Secretary of State of the State of Minnesota, which became effective upon the close of business on February 26, 2010 (the “Effective Time”).

As a result of the Reverse Stock Split, every five shares of the Company’s Common Stock will automatically be converted into one share of the Company’s Common Stock immediately prior to the opening of trading on March 1, 2010.  All fractional shares resulting from the Reverse Stock Split will be rounded down, and shareholders of record will receive cash in lieu of fractional shares to which they would otherwise have been entitled, based upon the closing price of the Common Stock on February 26, 2010. The aggregate number of shares of Common Stock that the Company is authorized to issue was proportionally reduced in the Articles of Amendment from 120 million to 24 million to reflect the Reverse Stock Split.

The Company’s Board of Directors approved the Reverse Stock Split on February 11, 2010.  Under Minnesota law, no shareholder approval of the Reverse Stock Split was required. The Reverse Stock Split does not change the proportionate ownership interest of the shareholders of the Company, nor have the voting rights or other rights of shareholders been changed (except for the rights of shareholders to receive cash in lieu of fractional shares). All outstanding stock options and other contractual rights entitling the holders of such rights to acquire shares of Common Stock of the Company outstanding at the Effective Time will be appropriately adjusted to give effect to the Reverse Stock Split.

A new CUSIP number (032681 207) has been issued for the Common Stock to distinguish stock certificates issued after the Effective Time.  The Common Stock will begin trading on March 1, 2010 on a reverse split basis under the symbol “ANLYD”, for a period of 20 trading days to indicate the Reverse Stock Split has occurred.  Thereafter, it will resume trading under the Company’s usual symbol, “ANLY”.  Informational letters will be sent to all shareholders of record as of the Effective Time by the Company’s transfer agent, Wells Fargo Shareowner Services.

A copy of the Articles of Amendment to the Company’s Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this report is incorporated in this Item 5.03 by reference in its entirety.

Item 8.01

On February 26, 2010, the Company issued a press release announcing the completion of the Reverse Stock Split.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

3.1	Articles of Amendment to Articles of Incorporation of Analysts International Corporation.

99.1	Press Release dated February 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2010	ANALYSTS INTERNATIONAL CORPORATION

/s/ Randy W. Strobel
Randy W. Strobel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to Articles of Incorporation of Analysts International Corporation.

99.1	Press Release dated February 26, 2010